UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No. 2


                                       to

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)   February 13, 2003
                                                     ---------------------




                            ANGLOTAJIK MINERALS INC.
            ---------------------------------------------------------
           (Exact name of small business as specified in its charter)



                 Nevada                     000-28481          86-0891931
   ----------------------------------   ----------------   -------------------
    (State or other jurisdiction of       (Commission        (IRS Employer
     incorporation or organization)        File Number)    Identification No.)



          11400 West Olympic Boulevard Suite 200, Los Angeles, CA 90064
       -----------------------------------------------------------------
                    (Address of principal executive offices)



                                 (310) 445-8819
                       ---------------------------------
                         (Registrant's telephone number)



       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4  -  Change of Certifying Accountants

         On February 13, 2004 the board of directors of Anglotajik Minerals, Inc. appointed the firm of Chisholm, Bierwolf and Nilson of Salt Lake City, Utah to be the company's certifying accountants for the fiscal year ending December 31, 2003.


         Our former auditors, Mark Bailey and Co, notified us in a letter dated November 14, 2003 that as of December 1, 2003 they will cease to perform audits for Exchange Act reporting issuers such as us, and accordingly will resign as auditor for Anglotajik Minerals, Inc. as of that date. Mark Bailey and Co. has served as our independent auditor since 1999.

         The report of Mark Bailey and Co. for the fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion. The report did, however, contain a "going concern" cautionary paragraph occasioned by our status as an exploration stage company and our limited financial resources.

         During the fiscal years ended December 31, 2001 and 2002, and subsequent interim periods through the date of their resignation, there were no disagreements between us and Mark Bailey and Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused the auditors to include in their report a reference to the subject matter of such disagreement.

         We have provided a copy of this Second Amended Current Report on Form 8-K to Mark Bailey and Co. and asked them to furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements or, alternatively, in what respects they disagree. A copy of Mark Bailey and Co.'s letter is attached as Exhibit 16 to this Current Report.



Item 7  -  Financial Statements and Exhibits

Financial Statements

     None.


Exhibits

     Ex. 16 - Statement of Mark Bailey & Co., Ltd.




                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  ANGLOTAJIK MINERALS, INC.



Dated:  April 6, 2004                             /s/ Matthew Markin
                                                  --------------------------
                                                  President, CEO